Exhibit 99.1

For Immediate Release	Media Contact:	Donna Pullen (803) 765-4558
	Analyst Contact:	John C. Pollok (803) 765-4628

SCBT Reports Third Quarter 2012 Financial Results;

Increases Quarterly Cash Dividend

COLUMBIA, S.C.—October 26, 2012—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, today released its unaudited results of operations and other financial information for the three-month and nine-month periods ended September 30, 2012.  Highlights of the third quarter 2012 include the following:

•                  Net income of $9.1 million, or $0.60 diluted EPS in 3Q 2012 compared to $8.0 million, or $0.55 diluted EPS in 2Q 2012 and $10.3 million, or $0.74 diluted EPS in 3Q 2011 (which included an acquisition gain);

•                  Operating earnings, which exclude merger and conversion expense, of $9.4 million, or $0.63 diluted EPS in 3Q 2012 compared to $9.4 million, or $0.63 diluted EPS in 2Q 2012 and $4.6 million, or $0.33 diluted EPS in 3Q 2011;

•                  Return on average assets was 0.83% annualized in 3Q 2012 compared to 0.75% in 2Q 2012 and 1.04% in 3Q 2011; Operating return on average assets was 0.87% in 3Q 2012 compared to 0.88% in 2Q 2012 and 0.47% in 3Q 2011;

•                  Return on average equity was 8.4% annualized in 3Q 2012 compared to 7.8% in 2Q 2012 and 10.8% in 3Q 2011; Operating return on average equity was 8.7% annualized in 3Q 2012 compared to 9.1% in 2Q 2012 and 4.8% in 3Q 2011;

•                  Net charge-offs of non-acquired loans increased to 0.85% annualized in 3Q 2012, compared to 0.77% annualized in 2Q 2012 and decreased from 1.16% annualized in 3Q 2011;

•                  Non-performing Assets (NPAs):  1.89% of total assets for 3Q 2012 compared to 1.90% for 2Q 2012 and 2.44% for 3Q 2011; 3.22% of loans and repossessed assets, excluding acquired assets, for 3Q 2012 compared to 3.32% for 2Q 2012 and 3.87% for 3Q 2011; and

•                  Legacy loan growth was $36.1 million or 5.8% annualized during 3Q 2012.

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.18 per share payable on its common stock.  This per share amount is a $0.01, or 5.9%, increase to the dividend paid in the immediately preceding quarter and will be payable on November 23, 2012 to shareholders of record as of November 16, 2012.

Third Quarter 2012 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $9.1 million, or $0.60 per diluted share for the three months ended September 30, 2012.  Driving this increase from the prior quarter were an increase in net interest income, improved customer-oriented noninterest income, good control over noninterest expense, and partially offset by an increase in negative accretion on the indemnification asset.

“I am pleased with our overall performance for the third quarter. We have made consistent progress in most operating facets each quarter this year.  This quarter we continued growing fee income, expanded the net interest margin, and controlled expenses well, all contributing to an improved efficiency ratio,” said Robert R. Hill, Jr., president and CEO of SCBT Financial Corporation.  “We also experienced solid legacy loan growth of approximately 6.0% annualized. This loan growth came primarily in the commercial owner occupied and commercial and industrial categories as we continue to develop quality banking relationships across our footprint.  During this quarter, we also completed the systems integration of Peoples Bancorporation, Inc. and announced the agreement to acquire The Savannah Bancorp, Inc., a merger that we plan to close in the fourth quarter.  While we are continuing to experience improvement in operations and profitability, I remain encouraged by the significant momentum and potential we have to improve performance further and to take advantage of many opportunities to grow our customer base, performance, and earnings.”

Asset Quality

During the third quarter of 2012, SCBT continued to see improvement in asset quality with non-acquired nonperforming assets falling to 1.89% of total assets, classified assets declining by another $3.1 million to $157.5 and 30-89 day past due loans declined by $1.2 million from the second quarter of 2012.  We continue to see improvement in the trailing average historical loan losses as the high charge-off quarters are replaced with much lower current loss rates.

At September 30, 2012, the allowance for non-acquired loan losses was $46.4 million or 1.84% of non-acquired period-end loans.  The current allowance for loan losses provides .78 times coverage of period-end non-acquired nonperforming loans.  Net charge-offs within the non-acquired portfolio were $5.3 million for the quarter or 0.85% annualized, up slightly from the second quarter of 2012 of $4.7 million or 0.77% annualized and down from the third quarter of

2011 of $7.2 million or 1.16% annualized.  OREO costs increased to $4.0 million during the quarter, up from the second quarter amount of $2.1 million. This increase was primarily as the result of write downs of two properties totaling $1.7 million.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $46.9 million for the third quarter of 2012, a $4.4 million increase from the second quarter, resulting from the following:

1.              A $2.8 million interest income improvement in acquired covered loans due to increased expected cash flows;

2.              Full quarter impact from the loans acquired in the Peoples Bancorporation acquisition of $1.3 million; and

3.              Decrease of $310,000 in the company’s overall cost of funds.

Tax-equivalent net interest margin increased 8 basis points from the third quarter of 2011 and 34 basis points from the second quarter of 2012 to 5.03%.  The Company’s average yield on interest-earning assets decreased 23 basis points while the average rate on interest-bearing liabilities decreased 30 basis points from the third quarter of 2011.  During the third quarter of 2012, the Company’s average total assets increased to $4.3 billion and average earning assets increased to almost $3.8 billion.  The growth in average total assets was supported by growth in average total deposits to $3.6 billion.

Noninterest Income and Expense

Noninterest income was $9.2 million in the third quarter of 2012 down $2.6 million from the second quarter of 2012 and down $11.6 million from third quarter of 2011.  The third quarter of 2011 included an acquisition gain of $11.0 million from the BankMeridian transaction.  From customer-oriented noninterest income (includes service charges, mortgage banking, bankcard services, and trust and investment services) the Company saw a significant increase in mortgage banking income due to the continued low interest rates for home mortgages and an increase in service charges on deposit accounts from the second quarter of 2012.  Compared to the third quarter of 2011, there were improvements in all categories of customer-oriented noninterest income by approximately $2.0 million.  The increases were totally offset by a $2.3 million increase in negative accretion on the FDIC indemnification asset compared to the second quarter of 2012 and by a $3.1 million increase compared to the third quarter of 2011.  The increases in negative accretion were the result of the reduction of expected cash flows of the indemnification asset related to certain pools of acquired loans which had improved estimated cash flows.  Other noninterest income declined from the second quarter of 2012 by $908,000 due primarily to lower recoveries from acquired assets, but it increased by $366,000 over the third quarter of 2011.

Noninterest expense was $38.0 million in the third quarter of 2012, up from $37.5 million in the second quarter.  This increase from the second quarter of 2012 was primarily due to a $1.8 million increase in OREO expense driven by write downs of two properties and offset by a decline of $1.4 million in merger and conversion cost.  The efficiency ratio improved during the quarter from 68.3% in the second quarter to 66.9%.

Balance Sheet and Capital

At the end of the third quarter of 2012, SCBT’s total assets were $4.3 billion, down from $4.4 billion at June 30, 2012.  SCBT continued to reduce the balances of acquired loans and certificates of deposit.  Since December 31, 2011, the company’s balance sheet has grown by more than $428.7 million, or 11.0%, due primarily to the second quarter closing of the Peoples Bancorporation, Inc acquisition.  The asset growth was spread among increases in investment securities, acquired loans, non-acquired loans, premises and equipment, bank owned life insurance, and intangibles; and these were offset by declines in OREO of $9.3 million and decreases in FDIC receivables of $88.3 million.  The asset growth was supported primarily by $337.0 million in core deposit growth, $45.9 million in correspondent bank federal funds purchased and $52.1 million in additional capital.

Book value per share and tangible book value per share increased to $28.71 and $23.46 at September 30, 2012, which represents increases of $0.54 and $0.60 per share from June 30, 2012 and $1.45 and $1.55 per share from September 30, 2011.

The company’s total risk-based capital ratio is estimated to increase to 15.3% from 15.1% at June 30, 2012 due primarily to a change in risk-weighted asset mix relative to the increase in capital.  The Tier 1 leverage ratio is likewise estimated to increase slightly from 9.2% to 9.3%.  The Company’s capital position remains “well-capitalized” by all measures at September 30, 2012.

“We continue to see our margin expand due in large part to continued credit improvement from our acquired loan portfolios,” said John C. Pollok, COO and CFO.  “OREO and merger costs remain volatile, and excluding these, our operating efficiency ratio improved to 58.9% from 60.8% in the second quarter of 2012.  We are pleased with the earnings momentum we are building, which is the result of a balanced organic growth and merger and acquisition strategy.”

SCBT Financial Corporation will hold a conference call on October 26th at 11 a.m. ET during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 877-883-0383.  The number for international participants is 412-902-6506.  The conference ID number is 2399551.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning October 26th by 2:00 p.m. ET until 9:00 a.m. on November 12th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The pass code is 10018831.

***************

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT; NCBT, a division of SCBT; and CBT, a division of SCBT.  Providing financial services for over 78 years, SCBT Financial Corporation operates 75 locations in 19 South Carolina counties, 10 north Georgia counties, and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $4.3 billion, is the largest publicly traded bank holding company in South Carolina, and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation (‘SCBT”) and The Savannah Bancorp, Inc. (SAVB”) cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and SAVB; (2) the outcome of any legal proceedings that may be instituted against SCBT or SAVB; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) economic downturn risk resulting in deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Peoples Bancorporation and The Savannah Bancorp, Inc., including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (17) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (18) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (19) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011	September 30,		2012 - 2011
	2012	2012	2012	2011	2011	% Change	2012	2011	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$49,535	$45,470	$42,220	$43,825	$45,307	9.3%	$137,225	$127,893	7.3%
Interest expense	2,625	2,936	3,182	3,900	4,627	-43.3%	8,743	16,366	-46.6%
Net interest income	46,910	42,534	39,038	39,925	40,680	15.3%	128,482	111,527	15.2%
Provision for loan losses (1)	4,044	4,641	2,723	7,057	8,323	-51.4%	11,408	23,179	-50.8%
Noninterest income	9,166	11,744	9,473	9,663	20,791	-55.9%	30,383	45,456	-33.2%
Noninterest expense	38,031	37,509	35,219	36,548	37,157	2.4%	110,759	106,430	4.1%
Income before provision for income taxes	14,001	12,128	10,569	5,983	15,991	-12.4%	36,698	27,374	34.1%
Provision for income taxes	4,938	4,097	3,541	1,154	5,658	-12.7%	12,576	9,608	30.9%
Net income	$9,063	$8,031	$7,028	$4,829	$10,332	-12.3%	$24,122	$17,766	35.8%

Basic weighted-average common shares	14,920,423	14,650,914	13,882,801	13,845,444	13,818,012	8.0%	14,484,214	13,612,811	6.4%
Diluted weighted-average common shares	15,043,067	14,733,325	13,951,290	13,914,814	13,883,897	8.3%	14,573,097	13,688,574	6.5%

Earnings per share - Basic	$0.61	$0.55	$0.51	$0.35	$0.75	-18.7%	$1.67	$1.30	28.5%
Earnings per share - Diluted	0.60	0.55	0.50	0.35	0.74	-18.9%	1.66	1.28	29.7%

Cash dividends declared per share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%	$0.51	$0.51	0.0%
Dividend payout ratio (2)	31.97%	36.48%	49.48%	23.07%	48.39%	-33.9%	37.82%	89.20%	-57.6%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$9,063	$8,031	$7,028	$4,829	$10,332	-12.3%	$24,123	$17,766	35.8%
Gains on acquisitions, net of tax	—	—	—	—	(6,806)		—	(10,226)
Other-than-temporary impairment (OTTI), net of tax	—	—	—	—	—		—	—
Merger and conversion related expense, net of tax	357	1,323	64	327	1,102	-67.6%	1,744	1,890
Net operating earnings (loss) (non-GAAP)	$9,420	$9,354	$7,092	$5,156	$4,628	103.5%	$25,866	$9,430	174.3%

Operating earnings (loss) per share - Basic	$0.63	$0.64	$0.51	$0.37	$0.33	90.9%	$1.78	$0.67	165.7%
Operating earnings (loss) per share - Diluted	0.63	0.63	0.51	0.37	0.33	90.9%	1.77	0.67	164.2%

						Third
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Nine Months		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011	September 30,	September 30,	2012 - 2011
	2012	2012	2012	2011	2011	% Change	2012	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$56,300	$29,604	$34,073	$52,743	$21,331	163.9%	$40,052	$18,003	122.5%
Acquired loans, net of allowance for acquired loan losses	501,214	484,084	357,668	386,713	400,635	25.1%	447,851	377,307	18.7%
Non-acquired loans	2,497,478	2,456,069	2,456,080	2,467,363	2,444,199	2.2%	2,469,977	2,374,386	4.0%
Total loans (1)	2,998,692	2,940,153	2,813,748	2,854,076	2,844,834	5.4%	2,917,828	2,751,693	6.0%
FDIC receivable for loss share agreements	194,116	219,183	246,556	267,904	304,089	-36.2%	219,858	281,622	-21.9%
Total investment securities	501,816	468,334	324,473	317,940	304,642	64.7%	431,797	263,459	63.9%
Intangible assets	79,857	79,583	74,089	74,601	74,960	6.5%	77,797	74,366	4.6%
Earning assets	3,766,889	3,703,552	3,371,704	3,346,444	3,293,141	14.4%	3,614,606	3,262,610	10.8%
Total assets	4,331,436	4,295,911	3,957,918	3,947,773	3,935,427	10.1%	4,195,406	3,889,734	7.9%
Noninterest-bearing deposits	813,394	795,867	700,438	675,998	636,659	27.8%	770,058	595,723	29.3%
Interest-bearing deposits	2,800,446	2,808,884	2,570,595	2,614,304	2,641,830	6.0%	2,726,912	2,637,370	3.4%
Total deposits	3,613,840	3,604,751	3,271,033	3,290,302	3,278,489	10.2%	3,496,970	3,233,093	8.2%
Federal funds purchased and repurchase agreements	223,844	215,678	229,099	194,427	195,777	14.3%	222,877	215,379	3.5%
Other borrowings	45,908	46,203	46,480	46,774	47,272	-2.9%	46,196	47,396	-2.5%
Shareholders’ equity	429,183	415,952	383,377	382,909	380,934	12.7%	409,576	365,804	12.0%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011
	2012	2012	2012	2011	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$71,585	$42,525	$34,706	$45,809	$45,870	56.1%
Acquired loans	520,991	560,058	369,144	402,201	435,761	19.6%
Non-acquired loans	2,517,352	2,481,251	2,437,314	2,470,565	2,461,639	2.3%
Total loans (1)	3,038,343	3,041,309	2,806,458	2,872,766	2,897,400	4.9%
FDIC receivable for loss share agreements	174,321	200,569	231,331	262,651	274,658	-36.5%
Total investment securities	500,587	511,138	357,448	324,056	321,047	55.9%
Intangible assets	79,391	79,971	73,926	74,426	74,949	5.9%
Allowance for acquired loan losses	(31,138)	(35,813)	(34,355)	(31,620)	(29,870)	4.2%
Allowance for non-acquired loan losses (1)	(46,439)	(47,269)	(47,607)	(49,367)	(49,110)	-5.4%
Premises and equipment	105,579	106,458	93,209	94,250	90,020	17.3%
Total assets	4,325,232	4,373,269	4,046,343	3,896,557	3,935,518	9.9%
Noninterest-bearing deposits	818,633	806,235	757,777	658,454	653,924	25.2%
Interest-bearing deposits	2,770,665	2,854,737	2,598,860	2,596,018	2,633,729	5.2%
Total deposits	3,589,298	3,660,972	3,356,637	3,254,472	3,287,653	9.2%
Federal funds purchased and repurchase agreements	226,330	220,264	235,412	180,436	184,403	22.7%
Other borrowings	45,807	46,105	46,397	46,683	46,955	-2.4%
Total liabilities	3,891,308	3,948,363	3,659,836	3,514,777	3,553,796	9.5%
Shareholders’ equity	433,924	424,906	386,507	381,780	381,722	13.7%

Common shares issued and outstanding	15,114,185	15,085,991	14,052,177	14,039,422	14,004,372	7.9%

						Third
						Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011
	2012	2012	2012	2011	2011	% Change
NONPERFORMING ASSETS (ENDING BALANCE)
Non-acquired
Non-acquired nonaccrual loans	$46,295	$47,940	$59,278	$64,170	$61,163	-24.3%
Restructured loans	12,882	9,530	10,578	11,807	11,698	10.1%
Other real estate owned (“OREO”) not covered under FDIC loss share agreements	22,424	25,518	21,381	18,022	22,686	-1.2%
Accruing loans past due 90 days or more	156	137	130	926	495	-68.5%
Other nonperforming assets	—	—	24	24	24	-100.0%
Total non-acquired nonperforming assets	81,757	83,125	91,391	94,949	96,066	-14.9%
Acquired (7)
Acquired nonaccrual loans	—	—	—	—	—
OREO covered under FDIC loss share agreements	47,063	53,146	61,788	65,849	79,739	-41.0%
OREO not covered under FDIC loss share agreements	5,059	5,745	—	—	—
Other nonperforming assets	57	73	215	251	347
Total acquired nonperforming assets	52,179	58,964	62,003	66,100	80,086	-34.8%
Total nonperforming assets	$133,936	$142,089	$153,394	$161,049	$176,152	-24.0%

Excluding Acquired Assets
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	3.22%	3.32%	3.72%	3.82%	3.87%
Total nonperforming assets as a percentage of total assets (5)	1.89%	1.90%	2.26%	2.44%	2.44%
NPLs as a percentage of period end non-acquired loans	2.36%	2.32%	2.87%	3.11%	2.98%
Including Acquired Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	4.31%	4.55%	5.31%	5.45%	5.91%
Total nonperforming assets as a percentage of total assets	3.10%	3.25%	3.79%	4.13%	4.48%
NPLs as a percentage of period end loans	1.95%	1.89%	2.49%	2.68%	2.55%

OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$135,095	$135,099	$156,118	$166,383	$157,569	-14.3%
OREO and other nonperforming assets	22,424	25,518	21,405	18,046	22,710	-1.3%
Total classified assets	$157,519	$160,617	$177,523	$184,429	$180,279	-12.6%

Tier 1 capital and non-acquired allowance for loan losses	$444,200	$436,964	$406,070	$402,470	$398,231	11.5%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	35.46%	36.76%	43.72%	45.82%	45.27%

Non-acquired Loans 30-89 Day Past Due	$9,270	$10,464	$7,290	$9,235	$8,371	10.7%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Third
	Quarter Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011	September 30,	September 30,	2012 - 2011
	2012	2012	2012	2011	2011	% Change	2012	2011	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$47,269	$47,607	$49,367	$49,110	$48,180	-1.9%	$49,367	$47,512	3.9%
Loans charged off	(5,506)	(5,114)	(5,344)	(6,846)	(7,426)	-25.9%	(15,964)	(22,235)	-28.2%
Overdrafts charged off	(434)	(441)	(354)	(413)	(432)	0.5%	(1,229)	(750)	63.9%
Loan recoveries	481	700	1,424	409	569	-15.5%	2,605	2,514	3.6%
Overdraft recoveries	129	125	216	138	112	15.2%	470	384	22.4%
Net charge-offs	(5,330)	(4,730)	(4,058)	(6,712)	(7,177)	-25.7%	(14,118)	(20,087)	-29.7%
Provision for loan losses on non-acquired loans	4,500	4,392	2,298	6,969	8,107	-44.5%	11,190	21,685	-48.4%
Balance at end of period, non-acquired loans	46,439	47,269	47,607	49,367	49,110	-5.4%	46,439	49,110	-5.4%
Acquired Loans:
Balance at beginning of period	35,812	34,355	31,620	29,870	25,545		31,620	—
Loans charged off	—	—	—	—	—		—	—
Loan recoveries	—	—	—	—	—		—	—
Net charge-offs	—	—	—	—	—		—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	(4,674)	1,457	2,735	1,750	4,325		(482)	29,870
Benefit attributable to FDIC loss share agreements	4,218	(1,208)	(2,310)	(1,663)	(4,109)		699	(28,376)
Net provision for loan losses on acquired loans	(456)	249	425	87	216		217	1,494
Provision for loan losses recorded through the FDIC loss share receivable	(4,218)	1,208	2,310	1,663	4,109		(699)	28,376
Balance at end of period, acquired loans	31,138	35,812	34,355	31,620	29,870		31,138	29,870
Balance at end of period, total allowance for loan losses	$77,577	$83,081	$81,962	$80,987	$78,980	-1.8%	$77,577	$78,980	-1.8%

Total provision for loan losses charged to operations	$4,044	$4,641	$2,723	$7,057	$8,323		$11,408	$23,179
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.84%	1.91%	1.95%	2.00%	2.00%		1.84%	2.00%
Allowance for loan losses as a percentage of total loans (1)	2.55%	2.73%	2.92%	2.82%	2.73%		2.55%	2.73%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	78.27%	82.05%	68.02%	64.19%	66.95%		78.27%	66.95%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.85%	0.77%	0.66%	1.08%	1.16%		0.76%	1.13%

						Third
						Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011
	2012	2012	2012	2011	2011	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired covered loans	$309,034	$332,874	$363,050	$394,495	$427,466	21.9%
Acquired non-covered loans	211,957	227,184	6,094	7,706	8,295	2455.2%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	273,606	279,519	294,865	310,845	316,072	-13.4%
Commercial non-owner occupied	278,935	284,147	284,044	299,698	304,616	-8.4%
Total commercial non-owner occupied real estate	552,541	563,666	578,909	610,543	620,688	-11.0%
Consumer real estate:
Consumer owner occupied	430,825	420,298	407,697	391,529	394,205	9.3%
Home equity loans	255,677	257,061	258,054	264,986	264,588	-3.4%
Total consumer real estate	686,502	677,359	665,751	656,515	658,793	4.2%
Commercial owner occupied real estate	787,623	763,338	744,441	742,890	719,791	9.4%
Commercial and industrial	245,285	228,010	216,083	220,454	216,573	13.3%
Other income producing property	131,832	132,193	130,177	140,693	142,325	-7.4%
Consumer non real estate	86,729	87,290	85,350	85,342	84,972	2.1%
Other	26,840	29,395	16,603	14,128	18,471	45.3%
Total non-acquired loans	2,517,352	2,481,251	2,437,314	2,470,565	2,461,613	2.3%
Total loans (net of unearned income) (1)	$3,038,343	$3,041,309	$2,806,458	$2,872,766	$2,897,374	4.9%

Loans held for sale	$71,585	$42,525	$34,706	$45,809	$45,870	56.1%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
SELECTED RATIOS

Return on average assets (annualized)	0.83%	0.75%	0.71%	0.49%	1.04%	0.77%	0.61%

Operating return on average assets (annualized) (non-GAAP)	0.87%	0.88%	0.72%	0.52%	0.47%	0.82%	0.32%

Return on average equity (annualized)	8.40%	7.77%	7.37%	5.00%	10.76%	7.87%	6.49%

Operating return on average equity (annualized) (non-GAAP)	8.73%	9.05%	7.44%	5.34%	4.82%	8.44%	3.45%

Return on average tangible equity (annualized) (non-GAAP) (10)	10.74%	9.92%	9.57%	6.76%	13.83%	10.14%	8.59%

Net interest margin (tax equivalent)	5.03%	4.69%	4.70%	4.78%	4.95%	4.82%	4.60%

Efficiency ratio (tax equivalent)	66.91%	68.34%	72.02%	73.09%	59.97%	68.95%	67.41%

Operating efficiency ratio excluding OREO expense	58.96%	60.84%	66.27%	62.43%	50.77%	61.83%	59.67%

Book value per common share	$28.71	$28.17	$27.51	$27.19	$27.26

Tangible book value per common share (non-GAAP) (10)	$23.46	$22.86	$22.24	$21.89	$21.91

Common shares issued and outstanding	15,114,185	15,085,991	14,052,177	14,039,422	14,004,372

Equity-to-assets	10.03%	9.72%	9.55%	9.80%	9.70%

Tangible equity-to-tangible assets (non-GAAP) (10)	8.35%	8.03%	7.87%	8.04%	7.95%

Tier 1 leverage (9)	9.3%	9.2%	9.2%	9.1%	9.0%

Tier 1 risk-based capital (9)	14.0%	13.9%	14.5%	14.0%	13.9%

Total risk-based capital (9)	15.3%	15.1%	15.8%	15.3%	15.1%

	Quarter Ended						Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,		September 30,	September 30,
	2012	2012	2012	2011	2011		2012	2011
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$9,063	$8,031	$7,028	$4,829	$10,332	-12.3%	$24,122	$17,766	35.8%
Provision for loan losses (1)	4,044	4,641	2,723	7,057	8,323	-51.4%	11,408	23,179	-50.8%
Provision for income taxes	4,938	4,097	3,541	1,154	5,658	-12.7%	12,576	9,608	30.9%
Pre-tax, pre-provision income	18,045	16,769	13,292	13,040	24,313	-25.8%	48,106	50,553	-4.8%
Gains on acquisitions	—	—	—	—	(11,001)		—	(16,529)
Merger and conversion related expense	568	1,998	96	404	1,587	-64.2%	2,662	2,794
Pre-tax, pre-provision operating earnings (non-GAAP)	$18,613	$18,767	$13,388	$13,444	$14,899	24.9%	$50,768	$36,818	37.9%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	58.96%	60.84%	66.27%	62.43%	50.77%		61.83%	59.67%
Effect to adjust for OREO and loan related expense	6.95%	3.86%	5.56%	9.85%	6.64%		5.47%	5.97%
Effect to adjust for Merger and conversion expenses	1.00%	3.64%	0.19%	0.81%	2.56%		1.65%	1.77%
Efficiency ratio (Tax Equivalent)	66.91%	68.34%	72.02%	73.09%	59.97%		68.95%	67.41%

Operating Return of Average Assets
Operating return on average assets (non-GAAP)	0.87%	0.88%	0.72%	0.52%	0.47%		0.82%	0.32%
Effect to adjust for acquisition gains	0.00%	0.00%	0.00%	0.00%	0.69%		0.00%	0.35%
Effect to adjust for merger and conversion related expenses	-0.04%	-0.13%	-0.01%	-0.03%	-0.12%		-0.05%	-0.06%
Return on average assets (GAAP)	0.83%	0.75%	0.71%	0.49%	1.04%		0.77%	0.61%

Operating Return of Average Equity
Operating return on average equity (non-GAAP)	8.73%	9.05%	7.44%	5.34%	4.82%		8.44%	3.45%
Effect to adjust for acquisition gains	0.00%	0.00%	0.00%	0.00%	7.09%		0.00%	3.74%
Effect to adjust for merger and conversion related expenses	-0.33%	-1.28%	-0.07%	-0.34%	-1.15%		-0.57%	-0.70%
Return on average equity (GAAP)	8.40%	7.77%	7.37%	5.00%	10.76%		7.87%	6.49%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2012	2012	2012	2011	2011	2012	2011
RECONCILIATION OF NON-GAAP TO GAAP (CONTINUED)

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	10.74%	9.92%	9.57%	6.76%	13.83%	10.14%	8.59%
Effect to adjust for tangible assets	-2.34%	-2.15%	-2.20%	-1.76%	-3.07%	-2.27%	-2.10%
Return on average equity (GAAP)	8.40%	7.77%	7.37%	5.00%	10.76%	7.87%	6.49%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$23.46	$22.86	$22.24	$21.89	$21.91
Effect to adjust for tangible assets	5.25	5.30	5.26	5.30	5.34
Book value per common share (GAAP)	$28.71	$28.17	$27.51	$27.19	$27.26

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	8.35%	8.03%	7.87%	8.04%	7.95%
Effect to adjust for tangible assets	1.68%	1.69%	1.68%	1.76%	1.75%
Equity-to-assets (GAAP)	10.03%	9.72%	9.55%	9.80%	9.70%

	Three Months Ended
	September 30, 2012			September 30, 2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$210,081	$282	0.53%	122,334	$161	0.52%
Investment securities (taxable)	480,208	2,893	2.40%	276,793	2,023	2.90%
Investment securities (tax-exempt)	21,608	181	3.33%	27,849	211	3.01%
Loans held for sale	56,300	492	3.48%	21,331	178	3.31%
Acquired loans, net of allowance for acquired loan losses	501,214	16,004	12.70%	400,635	12,142	12.02%
Non-acquired loans (1)	2,497,478	29,683	4.73%	2,444,199	30,592	4.97%
Total interest-earning assets	3,766,889	49,535	5.23%	3,293,141	45,307	5.46%

Noninterest-Earning Assets:
Cash and due from banks	80,332			68,861
Other assets	531,469			621,365
Allowance for non-acquired loan losses	(47,254)			(47,940)
Total noninterest-earning assets	564,547			642,286
Total Assets	$4,331,436			$3,935,427

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,548,650	$712	0.18%	$1,335,423	$1,388	0.41%
Savings deposits	307,087	115	0.15%	260,592	205	0.31%
Certificates and other time deposits	944,709	1,143	0.48%	1,045,815	2,364	0.90%
Federal funds purchased and repurchase agreements	223,844	105	0.19%	195,777	118	0.24%
Other borrowings	45,908	550	4.77%	47,272	552	4.63%
Total interest-bearing liabilities	3,070,198	2,625	0.34%	2,884,879	4,627	0.64%

Noninterest-Bearing Liabilities:
Demand deposits	813,394			636,659
Other liabilities	18,661			32,955
Total noninterest-bearing liabilities (“Non-IBL”)	832,055			669,614
Shareholders’ equity	429,183			380,934
Total Non-IBL and shareholders’ equity	1,261,238			1,050,548
Total liabilities and shareholders’ equity	$4,331,436			$3,935,427

Net interest income and margin (NON-TAX EQUIV.)		$46,910	4.95%		$40,680	4.90%
Net interest margin (TAX EQUIVALENT)			5.03%			4.95%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30, 2012			September 30, 2011
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$224,929	$773	0.46%	$229,455	$875	0.51%
Investment securities (taxable)	408,801	7,800	2.55%	234,437	5,621	3.21%
Investment securities (tax-exempt)	22,996	576	3.35%	29,022	662	3.05%
Loans held for sale	40,052	1,089	3.63%	18,003	472	3.51%
Acquired loans, net of allowance for acquired loan losses	447,851	36,983	11.03%	377,307	31,133	11.03%
Non-acquired loans (1)	2,469,977	90,004	4.87%	2,374,386	89,130	5.02%
Total interest-earning assets	3,614,606	137,225	5.07%	3,262,610	127,893	5.24%

Noninterest-Earning Assets:
Cash and due from banks	88,935			80,763
Other assets	539,958			594,063
Allowance for non-acquired loan losses	(48,092)			(47,702)
Total noninterest-earning assets	580,801			627,124
Total Assets	$4,195,406			$3,889,734

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,509,328	$2,559	0.23%	$1,298,152	$5,269	0.54%
Savings deposits	290,679	389	0.18%	250,098	719	0.38%
Certificates and other time deposits	926,905	3,788	0.55%	1,089,122	8,347	1.02%
Federal funds purchased and repurchase agreements	222,877	341	0.20%	215,379	420	0.26%
Other borrowings	46,196	1,666	4.82%	47,396	1,611	4.54%
Total interest-bearing liabilities	2,995,985	8,743	0.39%	2,900,147	16,366	0.75%

Noninterest-Bearing Liabilities:
Demand deposits	770,058			595,722
Other liabilities	19,787			28,061
Total noninterest-bearing liabilities (“Non-IBL”)	789,845			623,783
Shareholders’ equity	409,576			365,804
Total Non-IBL and shareholders’ equity	1,199,421			989,587
Total liabilities and shareholders’ equity	$4,195,406			$3,889,734

Net interest income and margin (NON-TAX EQUIV.)		$128,482	4.75%		$111,527	4.57%
Net interest margin (TAX EQUIVALENT)			4.82%			4.60%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2012 - 2011	September 30,		2012 - 2011
NONINTEREST INCOME & EXPENSE	2012	2012	2012	2011	2011	% Change	2012	2011	% Change
Noninterest income:
Gain on acquisition	$—	$—	$—	$—	$11,001		$—	$16,529
Service charges on deposit accounts	6,169	5,886	5,447	5,959	6,050	2.0%	17,501	16,695	4.8%
Mortgage banking income	3,526	3,052	1,830	1,942	2,341	50.6%	8,408	4,329	94.2%
Bankcard services income	3,570	3,618	3,320	3,037	2,980	19.8%	10,508	8,684	21.0%
Trust and investment services income	1,577	1,642	1,397	1,237	1,453	8.5%	4,617	4,227	9.2%
Securities gains (losses), net (8)	—	61	—	(25)	(100)	100.0%	61	233	-73.8%
Accretion (amortization) on FDIC indemnification asset	(6,623)	(4,370)	(3,233)	(3,086)	(3,515)	-88.4%	(14,226)	(7,049)	101.8%
Other	947	1,855	712	599	581	63.0%	3,514	1,808	94.4%
Total noninterest income	$9,166	$11,744	$9,473	$9,663	$20,791	-55.9%	$30,383	$45,456	-33.2%

Noninterest expense:
Salaries and employee benefits	$18,647	$18,262	$18,048	$16,930	$17,345	7.5%	$54,957	$52,007	5.7%
Net occupancy expense	2,621	2,478	2,248	2,309	2,443	7.3%	7,347	7,365	-0.2%
Furniture and equipment expense	2,165	2,371	2,239	2,211	2,127	1.8%	6,775	6,265	8.1%
Information services expense	2,662	2,902	2,468	2,817	2,851	-6.6%	8,032	7,695	4.4%
FDIC assessment and other regulatory charges	878	1,073	1,037	980	859	2.2%	2,988	3,593	-16.8%
OREO expense and loan related	3,951	2,115	2,716	4,835	4,118	-4.1%	8,782	9,428	-6.9%
Advertising and marketing	736	553	757	707	824	-10.7%	2,046	2,022	1.2%
Business development and staff related	878	689	752	944	802	9.5%	2,319	1,763	31.5%
Professional fees	643	732	633	253	377	70.6%	2,008	1,311	53.2%
Amortization of intangibles	566	540	500	523	517	9.5%	1,606	1,468	9.4%
Merger and conversion related expense	568	1,998	96	404	1,587	-64.2%	2,662	2,794
Other	3,716	3,796	3,725	3,635	3,307	12.4%	11,237	10,719	4.8%
Total noninterest expense	$38,031	$37,509	$35,219	$36,548	$37,157	2.4%	$110,759	$106,430	4.1%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The Company pays cash dividends on common shares out of earnings generated in the preceding quarter; therefore, the dividend payout ratio is calculated by dividing total dividends paid during the third quarter of 2012 by the total net income reported in the second quarter of 2012.

(3) Operating earnings is a non-GAAP measure and excludes the after-tax effect of gains on acquisitions, OTTI, and merger and conversion related expense.  Management believes that non-GAAP operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings (non-GAAP) excludes the following from net income (GAAP) on an after-tax basis:  (a) pre-tax gain on acquisitions of $11.0 million for the quarter ended September 30, 2011; and (b) pre-tax Merger and conversion related expense of $568,000, $1,998,000, $96,000, $404,000 and $1.6 million, for the quarters ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, respectively.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, OTTI, merger and conversion related expense, and the termination fee for the former group insurance plan.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired loans are not included in non-performing loans because the accretion method is being used for all acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) September 30, 2012 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.